Exhibit 99.1

PDS Biotechnology Initiates Novel Vaccine Development Programs For COVID-19 and Universal Influenza; Delay of PDS0101 VERSATILE-002 trial

Expanded infectious disease program to address current and potential pandemics builds on existing tuberculosis collaboration

Initiation of Phase 2 VERSATILE-002 trial for PDS0101 in advanced/metastatic head and neck cancer delayed due to global COVID-19 pandemic

Princeton, NJ, April 16, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced an expanded infectious disease pandemic development program, including novel vaccines for COVID-19 and universal influenza, in addition to its previously announced tuberculosis development collaboration with Farmacore Biotechnology. The Company also announced that initiation of its multicenter Phase 2 VERSATILE-002 trial for PDS0101 in advanced/metastatic head and neck cancer has been delayed due to the severe adverse impact on clinical trial operations from the COVID-19 pandemic.

PDS Biotech’s products combine its novel Versamune® technology with custom-designed, disease-specific proteins to induce both neutralizing antibody and killer (CD8+) T-cell responses, which when co-induced are more powerful in fighting disease than either alone.  This proven Versamune® mechanism, combined with a favorable safety profile, provides a strong rationale to expand the development of Versamune®-based products beyond its initial series of cancer immunotherapies to add potentially transformative vaccines to protect and fight against infectious agents, including COVID-19, influenza, and tuberculosis.

In the Company’s previously reported Phase I clinical study of PDS0101 (NCT02065973), Versamune® was confirmed to be safe and to uniquely facilitate the induction of strong antigen-specific CD8+ and CD4+ T-cells in vivo, including memory T-cell responses against the HPV viral target, leading to regression of disease.

“The potency and versatility of the proprietary Versamune® T-cell activating platform makes it possible for PDS Biotech to immediately start development of novel vaccines to protect against infectious disease agents with pandemic potential, starting with COVID-19 and influenza” commented Dr. Frank Bedu-Addo, CEO of PDS Biotech. “Preventive vaccines to date have focused on induction of neutralizing antibodies. However, both neutralizing antibodies and killer (CD8+) T-cells have now been confirmed to be important in addressing pathogen-induced diseases such as COVID-19, influenza and tuberculosis. We believe that there is a clear opportunity to leverage our Versamune® platform to develop more effective vaccines that have the potential to safely generate a broader range of immune responses, including antibodies, killer T-cells, and memory T-cells, to prevent and to provide long-term protection against the spread of pandemic agents.”

“While we are adding these new programs, we remain committed to our immuno-oncology programs, including two upcoming single-site Phase 2 studies – one with the NCI to evaluate PDS0101 in combination with two promising immuno-modulating agents in advanced HPV-associated cancers, and another to evaluate the combination of PDS0101 and chemoradiation in patients with locally advanced cervical cancer.  We will continue to closely monitor the impact of COVID-19 on these trials and on oncology clinical trial operations in the US, and will seek to initiate our Phase 2 head and neck cancer trial in the near future if possible”, Dr. Bedu-Addo concluded.

Dr. Lauren Wood, Chief Medical Officer of PDS Biotech added, “Versamune® has demonstrated a superior ability to present viral antigens to our immune system, while simultaneously activating critical immunological pathways that enable the immune system to more effectively respond to and protect against disease. The engineered simplicity, ease of administration, and scalability of Versamune® also enhances the potential of Versamune®-based products to better mitigate the devastating impact of emerging pathogens such as coronaviruses on human health. As we seek to advance our expanded infectious disease development effort, we look forward to discussions with relevant government and non-governmental organizations to determine the most expeditious path forward into human testing.”

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:; the Company’s ability to protect its intellectual property rights; potential adverse reactions or changes to business relationships resulting from the resignation of the Company’s Chief Financial Officer or the Company’s ability to find a replacement Chief Financial Officerthe Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead assets, PDS0101 and PDS0102; the Company’s interpretation of the results of its Phase 1 trial for PDS0101 and whether such results are sufficient to support additional trials or the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com